Your **Vote** Counts!

MGE ENERGY, INC.

2024 Annual Meeting

Vote by May 20, 2024 11:59 PM ET. For shares held in a Plan, vote by May 16, 2024 11:59 PM ET.



MGE ENERGY

MGE ENERGY, INC.
133 SOUTH BLAIR STREET
P.O. BOX 1231
MADISON, WI 53701-1231

V32293-P04152

You invested in MGE ENERGY, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 21, 2024.**

Get informed before you vote.

View the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by request prior to May 7, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 21, 2024
11:00 AM Central Time

Virtually at:
www.virtualshareholdermeeting.com/mgee2024

*Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT.

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors To be elected for terms expiring in 2027. 01) Patricia K. Ackerman 02) Marcia M. Anderson 03) Jeffrey M. Keebler 04) Gary J. Wolter	For
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2024.	For
3. Advisory Vote: Approval of the compensation of the named executive officers as disclosed in the proxy statement under the heading "Executive Compensation."	For
The Proxies shall have the discretion to vote on such other business as may properly come before the meeting or any adjournment thereof.	

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